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                                                                                                       Exhibit 12.1

                                           Hospitality Properties Trust
                                Computation of Ratio of Earnings to Fixed Charges
                                       (in thousands, except ratio amounts)

                                                                                                  For the Period
                                                            For the                              February 7, 1995
                                                          Year Ended                              (inception) to
                                                         December 31,                              December 31,
                                    -------------------------------------------------------      ----------------
                                       1999            1998          1997             1996              1995
                                       ----            ----          ----             ----              ----

Income Before Extraordinary
     Item                            $111,929         $87,982        $59,153        $51,664             $11,349
Fixed Charges                          37,352          21,751         15,534          5,646               5,063
                                    ---------       ---------      ---------      ---------          ----------
Adjusted Earnings                    $149,281        $109,733        $74,687        $57,310             $16,412
                                    =========       =========      =========      =========          ==========


Fixed Charges:
     Interest on indebtedness and
amortization of deferred
finance costs                         $37,352         $21,751        $15,534         $5,646              $5,063


Total Fixed Charges                   $37,352         $21,751        $15,534         $5,646              $5,063
                                    =========       =========      =========      =========          ==========

Ratio of Earnings to Fixed
Charges                                 4.00x           5.04x         4.81x          10.15x               3.24x
                                    =========       =========      =========      =========          ==========


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